                                                                    EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         BOSTON SCIENTIFIC CORPORATION,

                           BROADWAY ACQUISITION CORP.

                                       AND

                        BEI MEDICAL SYSTEMS COMPANY, INC.

                            Dated as of May 13, 2002
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                                TABLE OF CONTENTS

                                                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definitions...................................................................................2


                                   ARTICLE II
                                    THE OFFER

SECTION 2.01.  The Offer.....................................................................................7
SECTION 2.02.  Company Action...............................................................................10


                                   ARTICLE III
                                   THE MERGER

SECTION 3.01.  The Merger...................................................................................11
SECTION 3.02.  Effective Time...............................................................................11
SECTION 3.03.  Effect of the Merger.........................................................................11
SECTION 3.04.  Certificate of Incorporation; By-laws........................................................12
SECTION 3.05.  Directors and Officers.......................................................................12
SECTION 3.06.  Conversion of Securities.....................................................................12
SECTION 3.07.  Employee Stock Plans.........................................................................13
SECTION 3.08.  Company Warrants.............................................................................13
SECTION 3.09.  Dissenting Shares............................................................................14
SECTION 3.10.  Surrender of Shares and Warrants; Stock Transfer Books.......................................14


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Organization and Qualification; Subsidiaries.................................................16
SECTION 4.02.  Restated Certificate of Incorporation and By-laws............................................16
SECTION 4.03.  Capitalization...............................................................................17
SECTION 4.04.  Authority Relative to this Agreement.........................................................17
SECTION 4.05.  No Conflict; Required Filings and Consents; Appraisal Rights.................................18
SECTION 4.06.  Permits; Compliance..........................................................................19
SECTION 4.07.  SEC Filings; Financial Statements............................................................20
SECTION 4.08.  Absence of Certain Changes or Events.........................................................21
SECTION 4.09.  Absence of Litigation........................................................................21
SECTION 4.10.  Employee Matters.............................................................................22
SECTION 4.11.  Labor Matters................................................................................24
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SECTION 4.12.  Offer Documents; Schedule 14D-9; Proxy Statement.............................................24
SECTION 4.13.  Property and Leases..........................................................................25
SECTION 4.14.  Intellectual Property........................................................................25
SECTION 4.15.  Taxes and Tax Returns........................................................................28
SECTION 4.16.  Environmental Matters........................................................................29
SECTION 4.17.  Amendment to Rights Agreement................................................................29
SECTION 4.18.  Material Contracts...........................................................................30
SECTION 4.19.  Insurance....................................................................................31
SECTION 4.20.  Products Liability...........................................................................32
SECTION 4.21.  Brokers......................................................................................32
SECTION 4.22.  Opinion of Financial Advisor.................................................................32


                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

SECTION 5.01.  Corporate Organization.......................................................................33
SECTION 5.02.  Authority Relative to this Agreement.........................................................33
SECTION 5.03.  No Conflict; Required Filings and Consents...................................................33
SECTION 5.04.  Offer Documents; Proxy Statement.............................................................34
SECTION 5.05.  Financing....................................................................................34
SECTION 5.06.  Brokers......................................................................................34


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01.  Conduct of Business by the Company Pending the Merger........................................35


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01.  Stockholders' Meeting........................................................................37
SECTION 7.02.  Proxy Statement..............................................................................37
SECTION 7.03.  Company Board Representation; Section 14(f)..................................................38
SECTION 7.04.  Access to Information; Confidentiality.......................................................39
SECTION 7.05.  No Solicitation of Transactions..............................................................39
SECTION 7.06.  Directors' and Officers' Indemnification and Insurance.......................................41
SECTION 7.07.  401(k) Plan..................................................................................42
SECTION 7.08.  Benefit Plans; Credit for Past Services......................................................42
SECTION 7.09.  Notification of Certain Matters..............................................................43
SECTION 7.10.  Further Action; Reasonable Best Efforts......................................................43
SECTION 7.11.  Public Announcements.........................................................................44
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                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to the Merger.....................................................................44


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01.  Termination..................................................................................45
SECTION 9.02.  Effect of Termination........................................................................46
SECTION 9.03.  Fees and Expenses............................................................................47
SECTION 9.04.  Amendment....................................................................................47
SECTION 9.05.  Waiver.......................................................................................47


                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01.  Notices.....................................................................................48
SECTION 10.02.  Severability................................................................................49
SECTION 10.03.  Entire Agreement; Assignment................................................................49
SECTION 10.04.  Parties in Interest.........................................................................49
SECTION 10.05.  Specific Performance........................................................................49
SECTION 10.06.  Governing Law...............................................................................49
SECTION 10.07.  Waiver of Jury Trial........................................................................50
SECTION 10.08.  Headings....................................................................................50
SECTION 10.09.  Counterparts................................................................................50


ANNEX A:
-------

CONDITIONS TO THE OFFER

DISCLOSURE SCHEDULE
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 13, 2002 (including the annex and schedule hereto, this "AGREEMENT"), among Boston Scientific Corporation, a Delaware corporation ("PARENT"), Broadway Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("PURCHASER"), and BEI Medical Systems Company, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such acquisition, Purchaser shall make a cash tender offer (the "OFFER") to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the "COMMON SHARES"), and all of the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "SERIES A SHARES"), including the associated preferred share purchase rights (the "RIGHTS", and together with the Common Shares and the Series A Shares, the "SHARES") issued pursuant to the rights agreement, dated as of June 30, 1997 between the Company and Chasemellon Shareholder Services, L.L.C., as rights agent (the "RIGHTS AGREEMENT"), that are issued and outstanding for $6.8426 per Common Share (such amount, or any greater amount per Common Share paid pursuant to the Offer, being the "PER SHARE COMMON AMOUNT"), and $13.6852 per Series A Share (such amount, or any greater amount per Series A Share paid pursuant to the Offer, being the "PER SHARE PREFERRED AMOUNT"), upon the terms and subject to the conditions of this Agreement and the Offer;

         WHEREAS, the Board of Directors of the Company (the "BOARD") has unanimously approved the making of the Offer and resolved to recommend that holders of Shares tender their Shares pursuant to the Offer;

         WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved this Agreement and declared its advisability and approved the merger (the "MERGER") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") following the consummation of the Offer and upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent, Purchaser and certain other stockholders of the Company have entered into a support agreement, dated as of the date hereof (the "STOCKHOLDER AGREEMENT"), providing that, among other things, such stockholders will tender their Shares into the Offer on the terms and subject to the conditions set forth therein;
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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.  DEFINITIONS.  (a)  For purposes of this Agreement:

         "ACQUISITION PROPOSAL" means (i) any proposal or offer from any person other than Parent or Purchaser relating to any direct or indirect acquisition of
(A) all or a substantial part of the assets of the Company or (B) over 19.9% of any class of equity securities of the Company; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any person or any "group", within the meaning of Section 13(d) of the Exchange Act, beneficially owning 19.9% or more of any class of equity securities of the Company, other than the Offer; or (iii) any merger, consolidation, business combination, license, sale of all or a substantial part of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary of the Company, other than the Transactions; or (iv) any other similar transaction that would impede, interfere with, prevent or materially delay one or more of the Transactions.

         "AFFILIATE" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         "BENEFICIAL OWNER", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

         "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

         "COMPANY EXPENSES" means all fees, expenses and other charges of any legal counsel, financial advisors, accountants and other third party professionals, or any financial printers, incurred by Company (or for which Company otherwise is responsible) in connection with this Agreement or the transactions contemplated hereby, and (b) all HSR Act-related fees and expenses, if any, for which Company is responsible, PROVIDED, that any filing fees required to be paid to the SEC in accordance with the filing of any Schedule TO in accordance with the terms of Section 2.01(f) and any financial printing fees incurred in connection with the Merger shall be deemed to be Parent Expenses and not Company Expenses, unless such financial printing fees are incurred by the Company without Parent's consent.

         "COMPANY LICENSED INTELLECTUAL PROPERTY" means all (i) licenses of Intellectual Property and Company Software to the Company by any third party, and (ii) licenses of Intellectual Property and Company Software by the Company to any third party.

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         "COMPANY OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Company.

         "COMPANY RESTRICTED SHARES" means any Shares as to which the Company retains, at the Effective Time, the right (whether generally or under specified conditions) to reacquire such shares at an amount equal to less than their market value or which are otherwise subject to risks of forfeiture in favor of the Company.

         "COMPANY SOFTWARE" means all Software (i) material to the conduct of the business of the Company, or (ii) manufactured, distributed, sold, licensed or marketed by the Company.

         "COMPANY SYSTEMS" mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and Subsidiaries of the Company, and/or material to or necessary for the Company and Subsidiaries of the Company to carry on their businesses as currently conducted.

         "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

         "ENVIRONMENTAL LAWS" means any United States federal, state, local or non-United States laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary of the Company and which, together with the Company or any Subsidiary of the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "HAZARDOUS SUBSTANCES" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any other contaminant, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

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         "INTELLECTUAL PROPERTY" means all: (i) United States, international, and non-United States patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof in any country, and further including rights acquired at common law by use or otherwise in any country, (iii) copyrights, including registrations and applications for registration thereof in any country, and further including rights acquired by virtue of creation of any subject matter eligible for copyright protection by treaty or otherwise in any country, (iv) Software, (v) customer lists, confidential marketing and customer information, and (vi) confidential and proprietary information, including trade secrets, technical information and know-how.

         "KNOWLEDGE OF THE COMPANY" means the actual knowledge of any executive officer of the Company.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Company, any event, circumstance, change or effect that, individually or in the aggregate with such other events, circumstances, changes and effects is or is reasonably likely to be materially adverse to the business, assets (including Company Licensed Intellectual Property, Company Owned Intellectual Property and all other intangible assets), liabilities, financial condition or results of operations of the Company and Subsidiaries of the Company taken as a whole, or that is materially adverse to the Company's ability to consummate the Transactions; PROVIDED, HOWEVER, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (i) any change in the market price or trading volume of the Company's stock after the date hereof; (ii) any adverse event, circumstance, change or effect that results from the public announcement or pendency of the Transactions, including any cancellations of or delays in customer orders, any reduction in sales, any disruption in (or loss of) supplier, distributor, partner or similar relationships or any loss of employees; (iii) any adverse event, circumstance, change or effect in the industries in which Company operates or in the economy generally and which do not have a disproportionately adverse effect upon the Company; (iv) any adverse event, circumstance, change or effect, including litigation, resulting from or relating to the approval of, or the entering into, or compliance with the terms of, or the taking of any action required by, this Agreement; or (v) any delisting of the Company's Shares from Nasdaq.

         "MERGER CONSIDERATION " means the Per Share Common Amount or the Per Share Preferred Amount, as appropriate.

         "NASDAQ" means the NASDAQ National Market System.

         "PARENT EXPENSES" means the following fees and expenses: (a) all fees, expenses and other charges of any third party professional (including legal fees and any expenses of financial advisors and accountants), or financial printers incurred by Parent (or for which Parent otherwise is responsible) in connection with this Agreement or the transactions contemplated hereby and (b) all HSR Act-related fees and expenses, if any, for which Parent is responsible and any SEC filing fees required to be paid in connection with the filing of the Schedule TO in accordance with the terms of Section 2.01(f).

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         "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

         "SOFTWARE" means computer software, programs and databases in any form, including Internet web sites, web site content, member or user lists and information associated therewith and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation, developer notes, comments and annotations.

         "SUBSIDIARY" or "SUBSIDIARIES" (whether or not capitalized) of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal for at least a majority of the outstanding Shares or all or substantially all of the assets of the Company on terms that the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) are more favorable and provide greater value to the Company's stockholders than this Agreement and the Merger.

         "TAX" or "TAXES" (and with correlative meaning, "TAXABLE" and "TAXING") means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

                  (b) The following terms have the meaning set forth in the Sections set forth below:

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
                  DEFINED TERM                                LOCATION OF DEFINITION


                  Action                                      Section 4.09
                  Activities to Date                          Section 4.06(b)
                  Agreement                                   Preamble
                  Appointment Time                            Section 7.03(a)
                  BEI Technologies Spin-Off                   Section 4.15(d)
                  Blue Sky Laws                               Section 4.05(b)
                  Board                                       Recitals
                  Certificate of Designation                  Section 4.05(a)
                  Certificate of Merger                       Section 3.02
                  Certificates                                Section 3.10(b)
                  Code                                        Section 4.10(a)
                  Common Shares                               Recitals
                  Company                                     Preamble
                  Company Licenses                            Section 4.06(b)
                  Company Products                            Section 4.06(b)
                  Company Preferred Stock                     Section 4.03
                  Company Stock Option                        Section 3.07
                  Company Stock Plans                         Section 3.07
                  Confidentiality Agreement                   Section 7.04(b)
                  Continuing Directors                        Section 7.03(a)
                  Current Balance Sheet                       Section 4.07(c)
                  Defect                                      Section 4.20
                  Delaware Law                                Recitals
                  Disclosure Schedule                         Article IV Preamble
                  Dissenting Shares                           Section 3.09(a)
                  Effective Time                              Section 3.02
                  Environmental Permits                       Section 4.16
                  ERISA                                       Section 4.10(a)
                  Exchange Act                                Section 2.01(a)
                  FDA                                         Section 4.06(b)
                  GAAP                                        Section 4.07(b)
                  Governmental Authority                      Section 4.05(b)
                  HSR Act                                     Section 2.01(c)
                  Indemnified Parties                         Section 7.06(a)
                  IRS                                         Section 4.10(a)
                  Law                                         Section 4.05(a)
                  Liens                                       Section 4.13(b)
                  Material Contracts                          Section 4.18(a)
                  Merger                                      Recitals
                  Minimum Condition                           Section 2.01(b)
                  Multi-employer Plan                         Section 4.10(b)
                  Multiple Employer Plan                      Section 4.10(b)
                  Offer                                       Recitals
                  Offer Documents                             Section 2.01(f)


                                      -6-

                  Offer to Purchase                           Section 2.01(f)
                  Parent                                      Preamble
                  Paying Agent                                Section 3.10(a)
                  Permits                                     Section 4.06(a)
                  Per Share Common Amount                     Recitals
                  Per Share Preferred Amount                  Recitals
                  Permitted Liens                             Section 4.13(b)
                  Plans                                       Section 4.10(a)
                  Product                                     Section 4.20
                  Proxy Statement                             Section 4.12
                  Purchaser                                   Preamble
                  Representatives                             Section 7.05(a)
                  Rights                                      Recitals
                  Rights Agreement                            Recitals
                  Schedule 14D-9                              Section 2.02(b)
                  Schedule TO                                 Section 2.01(f)
                  SEC                                         Section 2.01(c)
                  SEC Reports                                 Section 4.07(a)
                  Securities Act                              Section 4.07(a)
                  Series A Shares                             Recitals
                  Shares                                      Recitals
                  Stockholder Agreement                       Recitals
                  Stockholders' Meeting                       Section 7.01(a)
                  Surviving Corporation                       Section 3.03
                  Termination Fee                             Section 9.03(b)
                  Transactions                                Section 2.02(a)
                  UBS Warburg                                 Section 4.21
                  Warrants                                    Section 4.03

                                   ARTICLE II

                                    THE OFFER

         SECTION 2.01.     THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 9.01 hereof and that none of the events set forth in clauses (a) through (h) of ANNEX A hereto shall have occurred or be continuing, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "EXCHANGE ACT")) the Offer as promptly as reasonably practicable after the date hereof, but in no event later than seven (7) business days after the initial public announcement of the execution of this Agreement; PROVIDED; HOWEVER, in the event the Company shall have failed to provide mailing labels to Purchaser pursuant to Section 2.02 hereof within five (5) business days after the initial public announcement of the execution of this

Agreement, Purchaser shall commence the Offer within two (2) business days of receipt of such labels.

                  (b) The obligation of Purchaser to accept for payment Shares tendered pursuant to the Offer shall be subject to (x) the satisfaction of the condition (the "MINIMUM CONDITION") that at least the number of Shares that, when added to Shares, if any, already owned by Parent, shall constitute (A) a majority of the then outstanding Common Shares (including, without limitation, all Common Shares issuable upon the conversion of the Series A Shares or upon the exercise or conversion of any options, warrants, rights or other convertible securities), or such higher percentage of such class of securities as may be required to approve the Merger pursuant to the Restated Certificate of Incorporation of the Company, as amended from time to time, or applicable Law, and (B) a majority of the then outstanding Series A Shares, or such higher percentage of such class of securities as may be required to approve the Merger pursuant to the Restated Certificate of Incorporation of the Company, as amended from time to time, or applicable Law, shall have been validly tendered and not withdrawn prior to the expiration of the Offer, and (y) the satisfaction of each of the other conditions set forth in ANNEX A hereto.

                  (c) Purchaser expressly reserves the right to waive any such condition, to increase the Per Share Common Amount and the Per Share Preferred Amount, and to make any other changes in the terms and conditions of the Offer; PROVIDED, HOWEVER, that no change may be made which (i) decreases the Per Share Common Amount or the Per Share Preferred Amount, (ii) increases the Per Share Preferred Amount such that the Per Share Preferred Amount is greater than the amount obtained by multiplying the Per Share Common Amount by two (2) or the Per Share Common Amount such that the Per Share Common Amount is no greater than the amount obtained by dividing the Per Share Preferred Amount by two (2), (iii) reduces the maximum number of Shares to be purchased in the Offer, (iv) changes the form of consideration to be paid in the Offer, (v) extends the Offer except as provided in this Section 2.01, (vi) imposes conditions to the Offer in addition to those set forth in ANNEX A hereto or amends the conditions set forth in ANNEX A to broaden the scope of such conditions, (vii) reduces or waives the Minimum Condition without the prior approval of the Company, or (viii) amends any other terms of the Offer in a manner adverse to the holders of the Shares. Notwithstanding the foregoing, in addition to its rights under paragraph (e) below, Purchaser may, without the consent of the Company, (A) extend the Offer for a period of not more than thirty (30) business days beyond the scheduled expiration date, which shall be twenty (20) business days following the commencement of the Offer, if, at the scheduled expiration of the Offer, any of the conditions to Purchaser's obligation to accept Shares for payment, shall not be satisfied or waived, or (B) extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC"), or the staff thereof, applicable to the Offer. In addition, if, on the initial scheduled expiration date of the Offer, the sole condition remaining unsatisfied is the failure of the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), to have expired or been terminated, then Purchaser may extend the Offer from time to time until the earlier to occur of (i) December 31, 2002 and (ii) the fifth (5th) business day following the public announcement of the expiration or termination of the applicable waiting period under the HSR Act. Parent and Purchaser agree that, if any one or more of the conditions to the Offer set forth on ANNEX A are not satisfied and none of the events set forth in paragraphs (b), (f) or (g) of ANNEX A that would permit Purchaser not to accept Shares tendered for payment has occurred, then, PROVIDED that such other conditions set forth in ANNEX A are reasonably capable of being satisfied within thirty (30) days in Parent and Purchaser's sole judgment, Purchaser shall, at the request of the Company, extend the Offer from time to time unless any such condition is no longer reasonably capable of being satisfied within such thirty (30) day period in Parent and Purchaser's sole judgment; PROVIDED, HOWEVER, in no event shall Purchaser be required to extend the Offer beyond December 31, 2002.

                  (d) The Per Share Common Amount and the Per Share Preferred Amount shall, subject to applicable withholding of taxes, be paid net to the seller in cash, upon the terms and subject to the conditions of the Offer. Purchaser shall pay for all Shares validly tendered and not withdrawn promptly following the acceptance of Shares for payment pursuant to the Offer. If the payment equal to the Per Share Common Amount or Per Share Preferred Amount or both, as the case may be, in cash is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Per Share Common Amount or Per Share Preferred Amount or both, as the case may be, to a person other than the registered holder of the certificate surrendered, or shall have established to the reasonable satisfaction of Purchaser that such taxes either have been paid or are not applicable.

                  (e) Purchaser may, in its sole discretion, provide a "subsequent offering period" as contemplated by Rule 14d-11 under the Exchange Act following its acceptance for payment of Shares in the Offer.

                  (f) As promptly as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference an offer to purchase (the "OFFER TO PURCHASE") and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "OFFER DOCUMENTS"). Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents that shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall give the Company and its counsel a reasonable opportunity to review and comment upon the Offer Documents prior to the filing thereof with the SEC or dissemination to holders of Shares. Parent and Purchaser shall provide the Company and its counsel with any comments Parent or Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents after receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Purchaser to such comments.

         SECTION 2.02.     COMPANY ACTION.

                  (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on May 13, 2002, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, and the transactions contemplated by the Stockholder Agreements (collectively, the "TRANSACTIONS"), are fair to, and in the best interests of, the holders of Shares, (B) approved, adopted and declared advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with Delaware Law, including, without limitation, Section 203 thereof), (C) resolved to recommend that the holders of Shares accept the Offer and tender Shares pursuant to the Offer, and, if applicable, vote to adopt this Agreement, subject, in the case of (C), to the right of the Board to withhold, withdraw, amend, change or modify its recommendation in accordance with the terms of
Section 7.05 hereof and (D) authorized the Company to take all actions referred to in Section 4.17 hereof. To the extent that such recommendation of the Board is not so withheld, withdrawn, amended, changed or modified, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, and the Company shall not withhold, withdraw, amend, change or modify such recommendation in any manner adverse to Purchaser or Parent except as provided in Section 7.05 hereof. Notwithstanding any withdrawal, amendment, change or modification to such recommendation, the Company shall, subject to Sections 7.01 and 9.01 hereof, submit this Agreement and the Transactions to the holders of Shares for their approval. The Company has been advised by its directors and executive officers that they intend to tender all Shares beneficially owned by them to Purchaser pursuant to the Offer and, if applicable, to sell such Shares to Purchaser pursuant to the Stockholder Agreement.

                  (b) As promptly as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") containing, except as provided in Section 7.05 hereof, the recommendation of the Board described in
Section 2.02(a) hereof, and shall, subject to Section 2.02(c), disseminate the
Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act, and any other applicable federal securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall give Parent and its counsel a reasonable opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC or dissemination to holders of Shares. The Company shall provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 after receipt of such comments and shall provide Parent and its counsel with a reasonable opportunity to participate in the response of the Company to such comments.

                  (c) As promptly as reasonably practicable after the date hereof, the Company shall, or cause its transfer agent to, furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of the most recent date available to the Company, together with all other available listings and computer files containing names, addresses and security position listings of record holders and, if known to the Company, beneficial owners of Shares. The Company shall promptly furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of Shares as Parent or Purchaser may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and, if this Agreement shall be terminated in accordance with Section 9.01, shall deliver, and will cause their agents to deliver, to the Company all copies of such information then in their possession or control.

                                   ARTICLE III

                                   THE MERGER

         SECTION 3.01. THE MERGER. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with Delaware Law, at the Effective Time Purchaser shall be merged with and into the Company.

         SECTION 3.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing of a certificate of merger or certificate of ownership and merger (in either case, the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing, or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger, being the "EFFECTIVE TIME").

         SECTION 3.03. EFFECT OF THE MERGER. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 3.04.     CERTIFICATE OF INCORPORATION; BY-LAWS.

                  (a) At the Effective Time, and subject to Section 7.06(a) hereof, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, and shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; PROVIDED, HOWEVER, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is BEI Medical Systems, Inc."

                  (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 7.06(a) hereof, the By-laws of the Surviving Corporation shall be amended and restated in their entirety to read as the By-laws of Purchaser, as in effect immediately prior to the Effective Time, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such By-laws.

         SECTION 3.05. DIRECTORS AND OFFICERS. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         SECTION 3.06. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                  (a) Each Common Share issued and outstanding immediately prior to the Effective Time (including any Company Restricted Shares, but not including any Common Shares to be canceled pursuant to Section 3.06(c) hereof, and any Dissenting Shares (as hereinafter defined)) shall be canceled and converted automatically into the right to receive cash in an amount equal to the Per Share Common Amount payable, without interest, to the holder of such Common Share, upon surrender, in the manner provided in Section 3.10 hereof, of the certificate that formerly evidenced such Common Share (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 3.10(c) hereof);

                  (b) Each Series A Share issued and outstanding immediately prior to the Effective Time (other than any Series A Shares to be canceled pursuant to Section 3.06(c) hereof, and any Dissenting Shares (as hereinafter defined) shall be canceled and converted automatically into the right to receive cash in an amount equal to the Per Share Preferred Amount payable, without interest, to the holder of such Series A Share, upon surrender, in the manner provided in Section 3.10 hereof, of the certificate formerly evidencing such Series A Share (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 3.10(c) hereof).

                  (c) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (d) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         SECTION 3.07. EMPLOYEE STOCK PLANS. Prior to, and effective as of, the Effective Time, the Company shall take all necessary action to (i) terminate, as of the Effective Time, the Company's Amended 1987 Stock Option Plan and 1992 Restricted Stock Plan, each as amended through the date of this Agreement (the "COMPANY STOCK PLANS"), (ii) accelerate the vesting of each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (each, a "COMPANY STOCK OPTION") or any remaining restrictions upon any Company Restricted Shares in accordance with the terms of the Company Stock Plans, and
(iii) cancel, as of the Effective Time, each outstanding Company Stock Option that is outstanding and unexercised as of such date. Each holder of a Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be entitled to receive from the Surviving Corporation immediately after the Effective Time, in exchange for the cancellation of such Company Stock Option, an amount in cash equal to the excess, if any, of (x) the Per Share Common Amount over (y) the per share exercise price of such Company Stock Option, multiplied by the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. Neither the Company nor the Board shall take any action, pursuant to the Company Stock Plans or otherwise, to cause Parent, Purchaser or the Surviving Corporation to (i) assume any Company Stock Plan, Company Stock Option or Company Restricted Shares, (ii) substitute any similar plan, option or restricted share for any Company Stock Plan, Company Stock Option or Company Restricted Shares, or (iii) cause any Company Stock Plan, Company Stock Option or Company Restricted Shares to continue in full force and effect following the Effective Time. Prior to or promptly following the Effective Time, the Company or the Surviving Company (as the case may be) shall mail to each person who is a holder of an outstanding Company Stock Option (regardless of whether such Company Stock Option is or was vested or exercisable at the Effective Time) a letter describing the treatment of and payment for such Company Stock Option pursuant to this Section 3.07 and providing instructions for use in obtaining payment for such Company Stock Option in accordance with this Section.

         SECTION 3.08. COMPANY WARRANTS. At the Effective Time, the holder of each Warrant (as defined in Section 4.03 hereof) shall be entitled to receive, and shall, upon surrender of such Warrant to Purchaser for cancellation, receive, in settlement and cancellation thereof, an amount of cash equal to the excess, if any, of the amount which the holder of such Warrant would be entitled to receive pursuant to Section 3.06 hereof in respect of all the Shares issuable upon exercise of such Warrant if such Warrant were exercised immediately prior to the Effective

Time with respect to all Shares remaining to be exercised thereunder, over the aggregate exercise price of such Warrant with respect to all Shares remaining to be exercised thereunder, which payment shall be made to each such Warrant holder upon surrender of such Warrants by the holders thereof, as soon as practicable after the Effective Time. Any Warrant not surrendered for cancellation as provided above shall survive the Merger and shall become a warrant to receive, upon payment of the exercise price provided for therein, an amount of cash based on the Per Share Common Amount in accordance with the merger adjustment provisions of each such Warrant. The Company shall give notice of the Transactions to the holders of Warrants within three (3) business days following the date hereof, take all necessary action required by the terms of the Warrants, and use commercially reasonable efforts to take such other actions as may be necessary, to effect the disposition of the Warrants as contemplated by this Section 3.08.

         SECTION 3.09. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "DISSENTING SHARES") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.10 hereof, of the certificate or certificates that formerly evidenced such Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         SECTION 3.10. SURRENDER OF SHARES AND WARRANTS; STOCK TRANSFER BOOKS.

                  (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent (the "PAYING AGENT") for the holders of Shares and Warrants to receive the funds to which holders of such Shares and Warrants shall become entitled pursuant to Sections 3.06 and 3.08 hereof. Purchaser shall deliver or cause to be delivered such immediately available funds to the Paying Agent on a daily basis, as directed by the Paying Agent, to enable the Paying Agent to make prompt payment to the holders of Shares and Warrants upon surrender of Certificates pursuant to Section 3.10(b) hereof. Such funds shall be held in trust by the Paying Agent for the benefit of the holders of Shares and Warrants.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares or

Warrants entitled to receive the Merger Consideration pursuant to Section 3.06(a) hereof a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares or certificates or other instruments representing such Warrants as applicable (the "CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount specified in Section 3.06 hereof for each Share or Warrant (rounded to the nearest whole cent after aggregating all Shares and Warrants held by such holder), as applicable, formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the amounts payable pursuant to Section 3.06 hereof upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment of the amounts payable pursuant to Section 3.06 hereof is to be made to a person other than the person in whose name the surrendered Certificate formerly evidencing Shares or Warrants, as applicable, is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the amount specified in Section 3.06 hereof to a person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of Purchaser that such taxes either have been paid or are not applicable.

                  (c) In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the cash consideration payable with respect thereto pursuant to Section 3.06 hereof; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance of such cash, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (d) At any time following the 180th day after the Effective Time, Purchaser shall no longer be required to retain the Paying Agent to make the disbursements required by this Section 3.10, and, thereafter, the holders of Shares and Warrants shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share or Warrant for any Merger Consideration delivered in respect of such Share or Warrant to a public official pursuant to any abandoned property, escheat or other similar law.

                  (e) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As an inducement to Parent and Purchaser to enter into this Agreement, the Company hereby represents and warrants to Parent and Purchaser, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are disclosed in writing in the disclosure schedule supplied by the Company to Parent dated as of the date hereof (the "DISCLOSURE SCHEDULE"):

         SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of the Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.

                  (b) A true and complete list of all the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary of the Company and the percentage of the outstanding capital stock of each Subsidiary of the Company owned by the Company and each other Subsidiary of the Company, is set forth in Section 4.01(b) of the Disclosure Schedule. The Subsidiaries of the Company do not conduct any business and do not have any employees or any material assets, liabilities, or operations. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than the Subsidiaries of the Company.

         SECTION 4.02. RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company, prior to the date hereof, furnished to Parent a complete and correct copy of the Restated Certificate of Incorporation and the By-laws of the Company and the Certificate of Incorporation, By-laws or equivalent organizational documents of each Subsidiary of the Company, each as amended to date. Such Certificates of Incorporation, By-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary of the Company is in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents, except where any such violation by a Subsidiary of the Company would not have a Material Adverse Effect.

         SECTION 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 Common Shares and 5,000,000 shares of preferred stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"), of which 1,114,485 are designated as Series A Convertible Preferred Stock and 200,000 are designated Series A Junior Participating Preferred Stock. As of the date hereof,
(a) 9,857,691 Common Shares and 1,114,485 Series A Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) no Shares are held in the treasury of the Company, (c) no Shares are held by Subsidiaries of the Company, (d) 1,382,538 Common Shares are reserved for future issuance pursuant to outstanding employee stock options or stock incentive rights granted pursuant to the Company Stock Option Plans, and (e) 200,000 shares of Series A Junior Participating Preferred Stock are reserved for future issuance pursuant to the Rights Agreement. Except as set forth in this Section 4.03, and except further for (a) the Stockholder Agreements, (b) the Rights issued pursuant to the Rights Agreement, and (c) warrants to purchase 1,331,809 Common Shares (the "WARRANTS"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary of the Company. Section 4.03 of the Disclosure Schedule accurately sets forth information regarding the holder, the exercise price, the date of grant or issuance, the amount of any accumulated and unpaid dividends owed or which would be owed on any such security through May 13, 2002, and the number of underlying securities issuable in respect of each Series A Share, Warrant, and Company Stock Option. All securities of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any securities of the Company or of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any of its Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

         SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has (subject to the required actions and proceedings described in the following sentence) all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding Shares voting together as a single class and the holders of a majority of the then-outstanding Series A Shares, voting as a single class, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable and public policy principles. The Board has approved this Agreement and the Transactions and such approvals are sufficient so that the restrictions on, and stockholder voting requirements relating to, business combinations set forth in Section 203(a) of Delaware Law and Article NINTH of the Restated Certificate of Incorporation shall not apply to the Transactions.

         SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS; APPRAISAL RIGHTS.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not,
(i) conflict with or violate the Restated Certificate of Incorporation, the certificate of designation of rights, preferences and privileges of the Series A Shares (the "CERTIFICATE OF DESIGNATION"), or By-laws of the Company or equivalent organizational documents of any Subsidiary of the Company, (ii) subject to obtaining the approvals of the Company's stockholders described in
Section 4.04 hereof with respect to the Merger and compliance with the requirements described in Section 4.05 below, conflict with or violate any United States or, to the knowledge of the Company any non-United States, statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("LAW") applicable to the Company or any Subsidiary of the Company or by which any property or asset of the Company or any Subsidiary of the Company is bound or affected, or (iii) result in any breach of or constitute a default by the Company (or an event which, with notice or lapse of time or both, would become a default by the Company) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("BLUE SKY LAWS") and state takeover laws, the pre-merger notification requirements of the HSR Act, any antitrust filing, notification or approval in any other relevant jurisdiction, the rules and regulations of Nasdaq and filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

         SECTION 4.06. PERMITS; COMPLIANCE. (a) Each of the Company and the Subsidiaries of the Company is in possession of all registrations, franchises, grants, authorizations (including marketing authorizations), licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries of the Company to manufacture, market, sell, or distribute the Company Products (as defined in Section 4.06(b), other than products under development) or to own, lease and operate its properties or to carry on its business as it is now being conducted (the "PERMITS"). As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary of the Company is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary of the Company or by which any property or asset of the Company or any Subsidiary of the Company is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any property or asset of the Company or any Subsidiary of the Company is bound, except for any such conflicts, defaults, breaches or violations that would not have a Material Adverse Effect.

                  (b) (i) With respect to the products of the Company and its Subsidiaries and, to the extent applicable, products under development (collectively, the "COMPANY PRODUCTS") (A) the Company or any of its Subsidiaries has obtained, unless otherwise exempt, all necessary and applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies, to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of the Company Products in jurisdictions where the Company currently conducts such activities (the "ACTIVITIES TO DATE") with respect to each Company Product, as appropriate for the current stage of development or commercialization of each such Company Product (collectively, the "COMPANY LICENSES"); (B) the Company and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of each Company License and with all applicable Law pertaining to the Activities to Date with respect to each Company Product which is not required to be the subject of a Company License; (C) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws regarding registration, license, certification for each site at which a Company Product is manufactured, labeled, sold, or distributed; and (D) to the extent any Company Product has been exported from the United States, the Company has exported such Company Product in compliance in all material respects with applicable Law; (ii) all manufacturing operations performed by or on behalf of the Company have been and are being conducted in all material respects in compliance with the U.S. Food and Drug Administration's (the "FDA") Quality Systems regulations (21 CFR
Part 820) and, to the extent applicable to the Company, counterpart regulations in the European Union and all other countries where compliance is required;
(iii) all non-clinical laboratory studies of Company Products under development, sponsored by the Company and intended to be used to support regulatory clearance or approval, have been and are being conducted in compliance in all material respects with the FDA's good Laboratory Practice for Non-Clinical Studies regulations (21 CFR Part 58) in the United States and, to the extent applicable to the Company, counterpart regulations in the European Union and all other countries; and (iv) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable reporting requirements for all Company Licenses or plant registrations described in clause (i) above, including, but not limited to, applicable adverse event reporting requirements in the United States and outside of the United States under applicable Law.

                  (c) To the knowledge of the Company, no filing or submission to the FDA or any other Governmental Authority with regard to the Company Products that is the basis for any approval or clearance contains any material omission or materially false information.

                  (d) The Company is in material compliance with all FDA and non-United States equivalent agencies and similar state and local Governmental Agency Laws applicable to the maintenance, compilation and filing of reports, including medical device reports, with regard to the Company Products. Section 4.06(d) of the Disclosure Schedule sets forth a list of all applicable adverse event reports related to the Company Products, including any Medical Device Reports (as defined in 21 CFR 803). Set forth on Section 4.06(d) of the Disclosure Schedule are complaint review and analysis reports of the Company through April 2002, including information regarding complaints by product and root cause analysis of closed complaints, which reports are correct in all material respects.

                  (e) The Company has not received any written notice or other written communication from the FDA or any other Governmental Authority (i) contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Company Products or (ii) otherwise alleging any violation of any Laws by the Company.

                  (f) There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken (or to the knowledge of the Company threatened) by the FDA or any other Governmental Authority with respect to any of the Company Products, including any facilities where any such Company Products are produced, processed, packaged or stored and neither the Company nor any of its Subsidiaries has within the last three years, either voluntarily or at the request of any Governmental Authority, initiated or participated in a recall of any Company Product or provided post-sale warnings regarding any Company Product.

                  SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since October 1, 1999, and has heretofore delivered or made available via EDGAR to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended September 1999, 2000, and 2001, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended December 29, 2001 and March 30, 2002, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since September 1999 and (iv) all other forms and reports, including reports on Form 8-K, and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since September 1999 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "SEC REPORTS"). The SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, unless amended or superceded (in which case, if amended or superceded, as of the date of such amendment or supercession), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not have, a Material Adverse Effect).

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 30, 2002, including the notes thereto (the "CURRENT BALANCE SHEET"), neither the Company nor any Subsidiary of the Company has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice.

                  (d) The Company has heretofore furnished or made available to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

         SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 29, 2001, or as expressly contemplated by this Agreement, or specifically disclosed in the SEC Reports filed since September 29, 2001 and prior to the date of this Agreement, (a) the Company and the Subsidiaries of the Company have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Material Adverse Effect, and (c) none of the Company or any Subsidiary of the Company has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01(a)-(n) hereof, excluding paragraphs b(i), e(iii)-(vi), k or l thereof.

         SECTION 4.09. ABSENCE OF LITIGATION. Except as specifically disclosed in the SEC Reports filed prior to the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an "ACTION") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, or any property or asset of the Company or any Subsidiary of the Company, before any Governmental Authority. Neither the Company nor any Subsidiary of the Company nor any property or asset of the Company or any Subsidiary of the Company is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

         SECTION 4.10. EMPLOYEE MATTERS. (a) Section 4.10(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary of the Company is a party, with respect to which the Company or any Subsidiary of the Company has any obligation in the aggregate of at least $10,000 or which are maintained, contributed to or sponsored by the Company or any Subsidiary of the Company for the benefit of any current or former employee, officer or director of the Company or any Subsidiary of the Company, (ii) each employee benefit plan for which the Company or any Subsidiary of the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, and (iii) any plan in respect of which the Company or any Subsidiary of the Company could incur liability under Section 4212(c) of ERISA (collectively, the "PLANS"). Each Plan is in writing and the Company has furnished or made available to Purchaser a true and complete copy of each Plan and has delivered or made available to Purchaser a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications thereto, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary of the Company has any express or implied commitment, (i) to create, incur liability with respect to or cause to exist any new or additional employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "CODE").

                  (b) None of the Plans is a Multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTI-EMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary of the Company could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person (other than as ordinarily due upon termination or retirement), (ii) obligates the Company or any Subsidiary of the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Subsidiary of the Company to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary of the Company. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

                  (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries of the Company have performed all material obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any material terms of any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

                  (d) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination or opinion letter from the IRS covering all of the provisions applicable to the Plan for which determination or opinion letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                  (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary of the Company has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and, to the knowledge of the Company, no fact or event exists which could reasonably be expected to give rise to any such liability.

                  (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the knowledge of the Company, no material fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

                  (g) All current directors, officers, management employees, and technical and professional employees and all former employees who have had a material role in the development of Company Owned Intellectual Property, Company Systems, Company Products or other confidential or proprietary information of the Company and the Subsidiaries of the Company are under written obligation to the Company and the Subsidiaries of the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Subsidiaries of the Company all inventions made by them within the scope of their employment during such employment.

                  (h) Section 4.10(h) of the Disclosure Schedule lists the name, the place of employment, the current annual salary rates (including descriptions of any raises in the preceding three months), bonuses, deferred or contingent compensation, pension, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in the prior fiscal year and the current fiscal year, the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Company and its Subsidiaries.

         SECTION 4.11. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary of the Company and any of their respective employees or former employees, which controversies would have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary of the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. There are no unfair labor practice complaints pending against the Company or any Subsidiary of the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary of the Company. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary of the Company.

         SECTION 4.12. OFFER DOCUMENTS; SCHEDULE 14D-9; PROXY STATEMENT. Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents shall, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "PROXY STATEMENT"), shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies, if any, for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Purchaser or any of Parent's or Purchaser's representatives for inclusion in the foregoing documents. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.13.     PROPERTY AND LEASES.

                  (a) The Company and the Subsidiaries of the Company have sufficient title to all their properties and assets, with only such exceptions as would not have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary of the Company owns any real property. Each parcel of real property leased by the Company or any Subsidiary of the Company (i) is leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind against the Company or any Subsidiary of the Company, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer applicable to the Company or any Subsidiary of the Company (collectively, "LIENS"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary of the Company consistent with past practice, (D) Liens securing obligations of the lessor of such leasehold or the owner of such property and not of the Company, (E) Liens set forth in the Company's lease to such real property, and (F) all matters of record, Liens and other imperfections of title and encumbrances that would not have a Material Adverse Effect (collectively, "PERMITTED LIENS"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                  (c) All leases of real property leased for the use or benefit of the Company or any Subsidiary of the Company to which the Company or any Subsidiary of the Company is a party are in full force and effect and have not been modified or amended since the date of this Agreement, and there exists no default under any such lease by the Company or any Subsidiary of the Company, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Subsidiary of the Company, except as would not have a Material Adverse Effect.

         SECTION 4.14.     INTELLECTUAL PROPERTY.

                  (a) Section 4.14 of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents granted, assigned, licensed or pending to the Company, (ii) registered and pending trademarks for the Company and (iii) software copyright notices contained in the Company's products.

                  (b) The operation of the business of the Company as currently conducted or as currently contemplated by the Company to be conducted does not, to the knowledge of the Company, interfere with, conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no Action is pending or threatened alleging that the operation of such business interferes with, conflicts with, infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party.

                  (c) The Company is the sole owner of the entire right, title and interest in and to, or has a valid license or other legal right under, Company Owned Intellectual Property and the Company Licensed Intellectual Property used in the ordinary course of its respective business as presently conducted or as currently contemplated by the Company to be conducted, subject to the terms of the license agreements governing the Company Licensed Intellectual Property.

                  (d) The Company has no present knowledge from which it concludes that the Company Owned Intellectual Property and any Intellectual Property licensed to the Company under the Company Licensed Intellectual Property, are necessarily invalid or unenforceable, and the same have not been adjudged invalid or unenforceable in whole or in part. The Company Owned Intellectual Property and the Company Licensed Intellectual Property constitute all of the Intellectual Property necessary for the operation of the business of the Company as currently conducted or as currently contemplated by the Company to be conducted.

                  (e) No Actions have been asserted, are pending, or, to the knowledge of the Company, threatened against the Company (i) based upon or challenging or seeking to deny or restrict the ownership by or license rights of the Company of any of the Company Owned Intellectual Property or Company Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that the Company Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  (f) As of the date of this Agreement, no investigation taken by the Company with assistance of counsel has led the Company to conclude that any person is engaging in any activity that infringes or misappropriates the Company Owned Intellectual Property or Company Licensed Intellectual Property. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company has not granted any license or other right to any third party with respect to the Company Owned Intellectual Property or Company Licensed Intellectual Property. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not breach, violate or conflict with any instrument or agreement concerning the Company Owned Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Company Owned Intellectual Property or materially impair the right of the Parent to license or dispose of, or to bring any action for the infringement of, any material Company Owned Intellectual Property.

                  (g) The Company has delivered or made available to the Parent correct and complete copies of all the licenses of the Company Licensed Intellectual Property, other than licenses of commercial off-the-shelf computer software. With respect to each such license:

                  (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license;

                  (ii) such license will not cease to be valid and binding and in full force and effect on terms identical in all material respects to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a material breach or default under such license or otherwise so as to give the licensor a right to terminate such license;

                  (iii) the Company has not (A) received any notice of termination or cancellation under such license, (B) received any notice of breach or default under such license, which breach has not been cured, and (C) granted to any other third party any rights, adverse or otherwise, under such license that would constitute a material breach of such license; and

                  (iv) neither the Company nor, to the knowledge of the Company, any other party to such license is in material breach or default thereof, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license.

                  (h) To the knowledge of the Company, after due inquiry, the Company Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that could disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. The Company has obtained all approvals necessary for exporting the Company Software outside the United States and importing the Company Software into any country in which the Company Software is now sold or licensed by the Company for use, and all such export and import approvals in the United States and throughout the world are, to the knowledge of the Company, valid, current, outstanding and in full force and effect. No rights in the Company Software have been transferred to any third party except to the customers of the Company and authorized resellers to whom the Company has licensed such Company Software in the ordinary course of business.

                  (i) The Company has no present knowledge from which it necessarily concludes that it does not have the right to use all software development tools, library functions, compilers, and other third party software that is necessary for the operation of the business of the Company, or that is required to operate or modify the Company Software.

                  (j) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the knowledge of the Company,
(i) there has been no misappropriation of any material trade secrets or other material confidential Company Owned Intellectual Property by any person; (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Owned Intellectual Property.

        SECTION 4.15.      TAXES AND TAX RETURNS.

                  (a) Each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by it on or prior to the date hereof (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than (i) Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined and are listed in Section 4.15(a) of the Disclosure Schedule, or (ii) Tax Returns or Taxes as to which the failure to file, pay or make provision for will not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries. There is no outstanding audit examination, deficiency assessment, Tax investigation or refund litigation with respect to Taxes of the Company or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is subject to taxation in such jurisdiction. Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. Each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of the Company and its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code, and similar applicable state and local information reporting requirements, except to the extent that a failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries.

                  (b) Section 4.15(b) of the Disclosure Schedule lists all federal, state, local and non-U.S. income Tax Returns filed by each of the Company and its Subsidiaries for taxable periods ended on or after September 26, 1997 that have been or are currently being audited, and summarizes the status or results of each such audit. The Company has made available to Parent correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since September 26, 1997.

                  (c) There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of Company or any of its Subsidiaries.

                  (d) Except for the Tax Allocation and Indemnity Agreement dated September 26, 1997, as amended by a First Amendment to Tax Allocation and Indemnity Agreement dated December 15, 1998, entered into in connection with the Company's distribution of all of the issued and outstanding common stock of BEI Technologies, Inc., a Delaware corporation, effective as of September 27, 1997 (the "BEI TECHNOLOGIES SPIN-OFF"), none of the Company or its Subsidiaries (a) is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes, (b) has been a member of a consolidated, combined or affiliated group of corporations (other than a group the common parent of which is the Company) or
(c) has any liability for the Taxes of any person or entity (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or similar provision of state, local or non-U.S. law, as a transferee or successor, by contract or otherwise.

                  (e) Except as set forth in Section 4.15(e) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

                  (f) Except with respect to the BEI Technologies Spin-Off, the Company has never been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock or securities qualifying for tax-free treatment, in whole or in part, pursuant to Section 355 of the Code. The BEI Technologies Spin-Off was a distribution described in Section 355(a)(1) of the Code and was tax-free to the Company under Section 355 of the Code.

        SECTION 4.16. ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect, (a) the Company has not violated and is not in violation of any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) the Company is not actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) the Company is not actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company has all permits, licenses and other authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS"); (f) the Company has always been and is in compliance with its Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

        SECTION 4.17. AMENDMENT TO RIGHTS AGREEMENT. The Company has irrevocably amended, and the Board has taken all necessary action to irrevocably amend, the Rights Agreement so that (a) none of the execution or delivery of this Agreement or the Stockholder Agreements, the making of the Offer pursuant to this Agreement, the acceptance for payment of Shares by Purchaser pursuant to the Offer, the consummation of the Merger pursuant to this Agreement, the purchase of Shares or Warrants pursuant to the Stockholder Agreements or the consummation of any other Transaction will result in (i) the occurrence of the "flip-in event" described under Section 11 of the Rights Agreement, (ii) the occurrence of the "flip-over event" described in Section 13 of the Rights Agreement, or
(iii) the Rights becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing Shares and (b) the Rights will expire pursuant to the terms of the Rights Agreement prior to the Appointment Time.

        SECTION 4.18.      MATERIAL CONTRACTS.

                  (a) Subsections (i) through (x) of Section 4.18 of the Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Subsidiary of the Company is a party (such contracts, agreements and arrangements as are required to be set forth in Section 4.18(a) of the Disclosure Schedule being the "MATERIAL CONTRACTS"):

                  (i) each contract and agreement which (A) is likely to involve consideration of more than $100,000, in the aggregate, during the calendar year ending December 31, 2002, (B) is likely to involve consideration of more than $100,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Subsidiary of the Company without material penalty or further payment and without more than 90 days' notice;

                  (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary of the Company is a party;

                  (iii) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary of the Company or income or revenues related to any product of the Company or any Subsidiary of the Company to which the Company or any Subsidiary of the Company is a party;

                  (iv) all contracts and agreements evidencing indebtedness for borrowed money, the issuance of any debt securities or the assumption, guarantee or endorsement or responsibility for the obligations of any other person, or for the making of any loans or advances, or granting of any security interest in any of the Company's assets;

                  (v) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary of the Company is a party;

                  (vi) all contracts and agreements, including license agreements, that limit, or purport to limit, the ability of the Company or any Subsidiary of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

                  (vii) all contracts and agreements providing for benefits under any Plan, excluding standard employee offer letters that conform to the form of such letters previously provided to Parent, individual stock option grant agreements with respect to Company Stock Options set forth on Section 4.03 of the Disclosure Schedule;

                  (viii) all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Subsidiary of the Company that relates to the Company, any Subsidiary of the Company or their respective businesses;

                  (ix)     all contracts for employment required to be listed in
                           Section 4.10 of the Disclosure Schedule; and

                  (x) all other contracts and agreements, including clinical study agreements which are material to the conduct of the Company's business, or the absence of which would have a Material Adverse Effect.

                  (b) Except as would not have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable and public policy principles), and none of the Material Contracts is in default by its terms or has been canceled by the other party; (ii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and the Subsidiaries of the Company are not in receipt of any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of the Company's material rights under any Material Contract. Except as set forth on Section 4.18(b) of the Disclosure Schedule, no consent, notice, approval, waiver, license or other authorization or action by or filing with any third party is required by an Material Contract in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the Transactions or the performance by the Company of its obligations hereunder. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

         SECTION 4.19.     INSURANCE.

                  (a) Section 4.19(a) of the Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Subsidiary of the Company has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged. To the knowledge of the Company, such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which the Company and the Subsidiaries of the Company are engaged for companies of comparable sizes at comparable stages of development.

                  (b) With respect to each such insurance policy: (i) to the knowledge of the Company, the policy is legal, valid, binding and enforceable in accordance with its terms

(subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable and public policy principles), and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary of the Company is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

                  (c) At no time subsequent to June 30, 1998 has the Company or any Subsidiary of the Company (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 4.19(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

         SECTION 4.20. PRODUCTS LIABILITY. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, inquiry, proceeding or investigation by any individual or Governmental Authority in which a Product (as defined below) is alleged to have a Defect (as defined below). As used in this Section 4.20, the term "PRODUCT" shall mean any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its Subsidiaries, including, without limitation, any product sold in the United States by the Company or any of its Subsidiaries as the distributor, agent, or pursuant to any other contractual relationship with a non-US. manufacturer; and the term "DEFECT" shall mean a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product.

         SECTION 4.21. BROKERS; COMPANY EXPENSES. No broker, finder or investment banker (other than UBS Warburg LLC ("UBS WARBURG")) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and UBS Warburg pursuant to which such firm would be entitled to any payment relating to the Transactions. The Company Expenses will not exceed $2,340,000 in the aggregate.

         SECTION 4.22. OPINION OF FINANCIAL ADVISOR. On the date hereof, the Board of Directors of the Company has received the opinion of UBS Warburg to the effect that, as of the date of this Agreement, the Per Share Common Amount to be received by the holders of Common Shares (other than Parent, Purchaser and their respective affiliates) pursuant to the Offer and the Merger is fair, from a financial point of view, to such holders.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         As an inducement to the Company to enter into this Agreement, Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

         SECTION 5.01. CORPORATE ORGANIZATION. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Transactions, or otherwise prevent Parent or Purchaser from performing its material obligations under this Agreement.

         SECTION 5.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has (subject to the required actions and proceedings described in the following sentence) all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable and public policy principles.

         SECTION 5.03.     NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of either Parent or Purchaser, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.03(b) hereof have been obtained and all filings and obligations described in Section 5.03(b) hereof have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Transactions or otherwise prevent Parent and Purchaser from performing their material obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, any antitrust filing, notification or approval in any other relevant jurisdiction, and filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Transactions, or otherwise prevent Parent or Purchaser from performing their material obligations under this Agreement.

         SECTION 5.04. OFFER DOCUMENTS; PROXY STATEMENT. The Offer Documents shall not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives for inclusion in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 5.05. FINANCING. Parent has and will have at the closing of the Offer and the Merger, as applicable, sufficient funds or available borrowing capacity to permit Purchaser to consummate all the Transactions, including the purchase of Shares, Stock Options and Warrants pursuant to the Offer, the Merger, and the Stockholder Agreements.

         SECTION 5.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, or except as expressly contemplated by this Agreement or described in Section 6.01 of the Disclosure Schedule, the businesses of the Company and the Subsidiaries of the Company shall be conducted only in, and the Company and the Subsidiaries of the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable best efforts consistent with its obligations under this Agreement to preserve substantially intact the business organization of the Company and the Subsidiaries of the Company, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries of the Company and to preserve the current relationships of the Company and the Subsidiaries of the Company with customers, suppliers and other persons with which the Company or any Subsidiary of the Company has significant business relations; PROVIDED THAT nothing in this Section 6.01 shall require the Company or the Subsidiaries of the Company to make any payments to any officer, employee, consultant or other person who is not otherwise entitled to receive such payments solely in order to keep available the services of, or preserve any current relationship with, any such person, unless such payments would be in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by this Agreement and Section 6.01 of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Restated Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company or any Subsidiary of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary of the Company (except for the securities issuable pursuant to the Warrants or Company Stock Options, in each case as set forth on Section 4.03 of the Disclosure Schedule) or (ii) any assets of the Company or any Subsidiary of the Company, except, in the case of (ii) in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary of the Company to the Company or any other Subsidiary of the Company;

                  (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any significant amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; (iii) enter into any contract or agreement that would be a Material Contract, (iv) enter into any distribution or manufacturing contract or agreement, other than contracts or agreements (including intellectual property contracts) entered into in the ordinary course of business and consistent with past practice; (v) authorize, or make any commitment with respect to, any capital expenditure in any manner not reflected in the capital budget of the Company attached as Section 6.01(e)(v) of the Disclosure Schedule; or (vi) enter into or amend any contract, agreement, commitment or binding arrangement with respect to any matter set forth in this Section 6.01(e);

                  (f) take any action that would have the effect, directly or indirectly, of paying or discharging any of the Company Expenses for an amount in excess of $2,340,000 in the aggregate;

                  (g) except as specifically contemplated or provided for in this Agreement, increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries, wages, bonuses or incentives of employees of the Company or any Subsidiary of the Company who are not directors or officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (h) change any of the accounting methods used by it unless required by GAAP;

                  (i) make any tax election other than immaterial tax elections in the ordinary course consistent with past practice or settle or compromise any United States federal, state, local or non-United States material income tax liability;

                  (j) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such liabilities in the ordinary course of business and consistent with past practice;

                  (k) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or its Subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

                  (l)      commence or settle any Action;

                  (m) fail to pay, discharge or satisfy any claim, liability or obligation in accordance with the ordinary course of business of the Company, consistent with past practice; or

                  (n) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01.     STOCKHOLDERS' MEETING.

                  (a) If required by applicable law in order to consummate the Merger as determined by Parent, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Restated Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following satisfaction of the condition set forth in Section 8.01(d) hereof for the purpose of considering and taking action on this Agreement and the Transactions (the "STOCKHOLDERS' MEETING"), and (ii) (A) subject to Section 7.05, include in the Proxy Statement, and not subsequently withdraw, amend, change or modify in any manner adverse to Purchaser or Parent, the recommendation of the Board that the stockholders of the Company adopt this Agreement and the Transactions and (B) use its best efforts to obtain such adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the adoption of this Agreement and the Transactions.

                  (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Common Shares on a fully diluted basis (including, without limitation, all Common Shares issuable upon the conversion of the Series A Shares or upon the exercise or conversion of any options, warrants, rights or other convertible securities) and 90% of the then outstanding Series A Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective, in accordance with
Section 253 of Delaware Law, as promptly as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

         SECTION 7.02. PROXY STATEMENT. If approval of the Company's shareholders is required by applicable law to consummate the Merger, promptly following satisfaction of condition set forth in Section 8.01(d), the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its best efforts to have the Proxy Statement cleared by the

SEC promptly after such filing. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

         SECTION 7.03.     COMPANY BOARD REPRESENTATION; SECTION 14(F).

                  (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser following such purchase bears to the total number of Shares then outstanding on a fully diluted "as-converted" basis, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board, if necessary, or securing Director resignations (the moment of such election being the "APPOINTMENT TIME"). Prior to the date hereof the Company has obtained the conditional resignations of all but two of the incumbent directors of the Company, which conditional resignations shall automatically become effective at the Appointment Time. At such times, the Company shall use its best efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of
(i) each committee of the Board, (ii) each board of directors of each Subsidiary of the Company, and (iii) each committee of each such board, in each case only to the extent permitted by applicable Law. Notwithstanding the foregoing, in the event that Purchaser's designees are so elected to the Board, until the Effective Time, such Board shall have at least two directors who are directors of Company on the date of this Agreement and who are not officers or employees of Company (the "CONTINUING DIRECTORS") and, PROVIDED FURTHER that, in such event, if the number of Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Director shall designate a person to fill such vacancy who shall be deemed to be a Continuing Director for purposes of this Agreement or, if no Continuing Directors then remain, the other directors of Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or employees of Company, or officers or affiliates of Purchaser, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to fulfill its obligations under this Section 7.03, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company, and be solely responsible for, any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                  (c) Following the election of designees of Purchaser pursuant to this Section 7.03, prior to the Effective Time, the affirmative vote of at least one Continuing Director shall be required for the Company to (i) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (ii) amend the Restated Certificate of Incorporation or By-laws of the Company in a manner that is reasonably likely to adversely affect the interests of the holders of the Shares (other than Parent and its affiliates),
(iii) waive any of the Company's rights, benefits or remedies hereunder, (iv) extend the time for performance of Parent's and Purchaser's respective obligations hereunder, or (v) approve any other action by the Company which is reasonably likely to adversely affect the interests of the holders of the Shares or the Series A Shares (other than Parent and its affiliates); PROVIDED, HOWEVER, the Company and the Subsidiaries of the Company shall not be considered affiliates of Parent for purposes of this Section 7.03(c), with respect to the Transactions.

         SECTION 7.04.     ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Subsidiaries of the Company and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries of the Company to, afford the officers, employees and agents of Parent and Purchaser reasonable access during normal business hours upon reasonable notice to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary of the Company, and shall furnish Parent and Purchaser with such financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

                  (b) All information obtained by Parent or Purchaser pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated March 6, 2002 (the "CONFIDENTIALITY AGREEMENT"), between Parent and the Company.

                  (c) No investigation pursuant to this Section 7.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or any condition to the Offer.

         SECTION 7.05.     NO SOLICITATION OF TRANSACTIONS.

                  (a) Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, through any officer, director, employee, representative, agent or otherwise (collectively, "REPRESENTATIVES"), (i) solicit, initiate or take any action intended to encourage the submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, or take any action intended to facilitate or encourage, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. The Company shall, and shall direct or cause its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal.

                  (b) Notwithstanding the first sentence of Section 7.05(a), the Company may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any person in response to an unsolicited Acquisition Proposal by such person if (i) the Company has complied with the terms of this Section 7.05, (ii) a majority of the Board determines in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law, (iii) such person executes, prior to receipt of any of such information, a confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement,
(iv) the Company provides reasonable notice to Parent that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Parent in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal, and (v) the Company promptly furnishes to Parent copies of any nonpublic information provided to such person that has not previously been furnished to Parent.

                  (c) Except as set forth in this Section 7.05, neither the Board nor any committee thereof shall (i) withhold, withdraw, amend, change or modify, or propose to withhold, withdraw, amend, change or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board or any such committee of this Agreement, the Offer, the Merger or any other Transaction, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Board shall be permitted (i) not to recommend to its shareholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, (ii) to withdraw, or modify in a manner adverse to Parent, its recommendation to its shareholders referred to in Section 2.02 hereof, (iii) approve or recommend any Superior Proposal or (iv) terminate this Agreement and in connection therewith enter into an agreement with respect to such Superior Proposal, but, in each case, only if
(w) the Company has complied with the terms of this Section 7.05, (x) the Company has received an Acquisition Proposal which a majority of the Board determines in good faith constitutes a Superior Proposal, (y) a majority of the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law, and (z) no such action is taken earlier than the third (3rd) full business day following Parent's receipt of written notice of the intention of the Board to do so.

                  (d) The Company shall promptly advise Parent orally (within one (1) business day) and in writing (within two (2) business days) of (i) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (ii) any changes in any such Acquisition Proposal or request.

                  (e) Nothing contained in this Section 7.05 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders, if the Board determines in good faith that it is required to do so under applicable federal securities law or the Delaware Law after consultation with outside legal counsel.

                  (f) The Company agrees, except as approved by a majority of the Board as being required by the Board's fiduciary duties under applicable law after consultation with outside legal counsel, and after giving Parent the notice required by paragraph (c)(z) above, not to release any third party from, or waive any provision of, any standstill agreement or any material provision of any confidentiality agreement to which the Company is a party relating to an Acquisition Proposal or other proposed transaction.

                  (g) Notwithstanding Section 7.05(a), but subject to the other terms and conditions of this Agreement, at any time on or after May 13, 2002, and prior to the Appointment Time, the Company may, upon delivery of written notice to Purchaser, solicit, initiate, or participate in discussions or negotiations regarding (or provide information in connection with) the acquisition by any person or persons that is not a competitor of Parent or the Company (as determined by Parent in its reasonable judgment) of equity securities of the Company representing not more than 40% of the equity securities of the Company (calculated on a fully diluted basis as though such proposed issuance had already occurred); PROVIDED, HOWEVER, that (i) the Company shall not enter into any contract, agreement or arrangement in respect of any such proposed equity issuance, (ii) prior to engaging in any such discussions or negotiations, or providing any such information, the Company shall have entered into a confidentiality agreement with such person or persons on terms no less favorable to the Company than those contained in the Confidentiality Agreement, and (iii) no single person or group of persons would, if the transactions contemplated by such discussions or negotiations were consummated, acquire more than 15% of the equity securities of the Company (calculated on a fully diluted basis as though such proposed issuance had already occurred).

         SECTION 7.06.     DIRECTORS' AND OFFICERS' INDEMNIFICATION AND
INSURANCE.

                  (a) From and after the Appointment Time Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers in effect immediately prior to the Appointment Time and previously made available to Parent prior to the execution hereof, and any indemnification and limitation of liability provisions under the Company's Restated Certificate of Incorporation and Bylaws as in effect on the date hereof. The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and limitation of liability for directors, officers, employees, fiduciaries and agents ("INDEMNIFIED PARTIES") than are set forth in the Restated Certificate of Incorporation and By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective

Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

                  (b) Parent shall cause the Surviving Corporation to maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.06(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $115,000 in the aggregate); PROVIDED, FURTHER, that if the premium for such coverage exceeds such amount, Parent and/or the Surviving Corporation shall purchase a comparable policy with the greatest coverage available for 200% of the annual premium currently paid by Company.

                  (c) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 7.06.

                  (d) The provisions of this Section 7.06 shall survive the consummation of the Offer and the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         SECTION 7.07. 401(K) PLAN. The Company shall terminate, effective as of the day immediately preceding the Effective Time, the Company's 401(k) plan(s) listed on Section 4.10(a) of the Disclosure Schedule, unless Parent provides notice to Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) has or have been terminated pursuant to resolutions of the Board (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time.

         SECTION 7.08. BENEFIT PLANS; CREDIT FOR PAST SERVICES. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to the Plans. Parent shall cause the Surviving Corporation to continue to provide employees of the Company and its Subsidiaries with benefits (including welfare benefit and excluding equity compensation) that are substantially similar to the benefits currently provided by the Company; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to provide any specific benefits that Parent does not otherwise provide to its similarly situated employees. To the extent that service is relevant for eligibility, vesting or allowances (including flexible time off), but not for benefit accruals, under any plan, program or arrangement of the Purchaser and/or Surviving Corporation, then Parent shall ensure that such plan, program or arrangement shall credit employees for service prior to the Effective Time with the Company and its Subsidiaries. Notwithstanding anything in this Section 7.08 to the contrary, nothing in this
Section 7.08 shall be deemed to limit or otherwise affect the right of Parent, Purchaser or the Surviving Corporation (i) to terminate employment or change the place of work, responsibilities, status or description of any employee or group of employees, or (ii) to terminate any employee benefit plan without establishing a replacement plan to the extent the Company would have had such right prior to the Effective Time, in each case as Parent, Purchaser or Surviving Corporation may determine in its discretion.

         SECTION 7.09. NOTIFICATION OF CERTAIN MATTERS. Until the Appointment Time, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect such that, in the case of the Company, the conditions set forth in ANNEX A would not be satisfied and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder such that, in the case of the Company, the conditions set forth in ANNEX A would not be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.10.     FURTHER ACTION; COMMERCIALLY REASONABLE BEST EFFORTS.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and applicable foreign antitrust laws, if any, with respect to the Transactions, and (ii) use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries of the Company as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger; PROVIDED that neither Purchaser nor Parent will be required by this
Section 7.10 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Purchaser, Parent, the Company or any of their respective subsidiaries, or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and the Subsidiaries of the Company or any portion thereof or any of Parent's or its affiliates' other assets or businesses. Except where prohibited by applicable law, and subject to the Confidentiality Agreement, Company and Parent each shall promptly (a) supply the other with any information which may reasonably be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by antitrust, competition or merger control authorities in any competent jurisdiction and which the parties may reasonably deem appropriate.

                  (b) Each of the parties hereto agrees to cooperate and use its commercially reasonable best efforts to vigorously contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

                  (c) From the date hereof until the Effective Time, none of Parent, Purchaser or the Company will, nor permit any of their subsidiaries to,
(i) take any action or knowingly omit to take any action that would make any of the representations and warranties of such person contained herein false to an extent that would cause any of the conditions set forth in ANNEX A not to be satisfied or (ii) take any action to prevent or materially delay the performance of the obligations of such person under this Agreement or the Stockholder Agreement.

                  (d) Parent will take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

                  (e) Immediately prior to the consummation of the Offer, the Company shall deliver to Purchaser a certificate, executed by a senior officer of the Company, in respect of the conditions set forth in paragraphs (e) and (f) of ANNEX A to the extent that such conditions relate to the Company.

         SECTION 7.11. PUBLIC ANNOUNCEMENTS. Parent and the Company agree that no public release or announcement concerning the Transactions, the Offer or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

                  (a) STOCKHOLDER APPROVAL. If necessary under Delaware Law, this Agreement shall have been adopted by the affirmative vote of the stockholders of the Company;

                  (b) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (c) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

                  (d) ACQUISITION OF SHARES, ETC. Parent, Purchaser, or any affiliate or permitted assignee thereof shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer that would satisfy the Minimum Condition; PROVIDED, HOWEVER, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company:

                  (a) Subject to Section 7.03, at any time prior to the Effective Time, by mutual written consent of each of Parent, Purchaser and the Company duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

                  (b) at any time prior to the Effective Time, by either Parent, Purchaser or the Company if (i) the Offer has not been consummated on or before December 31, 2002 PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to have been consummated on or before such date or
(ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise preventing or prohibiting consummation of the Offer or the Merger; or

                  (c) at any time prior to the Appointment Time, by Parent if due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in ANNEX A hereto, Purchaser shall have (i) failed to commence the Offer within thirty (30) days following the date of this Agreement,
(ii) terminated the Offer without having accepted any Shares for payment thereunder or (iii) failed to accept Shares for payment pursuant to the Offer within ninety (90) days following the commencement of the Offer (PROVIDED, HOWEVER, that the applicable time period specified in clause (iii) of this Section 9.01(c) shall be extended until the earlier to occur of (A) the fifth (5th) business day following the public announcement of the expiration or termination of any applicable waiting period under the HSR Act and (B) December 31, 2002), unless such action or inaction under clauses (i), (ii) or (iii) of this Section 9.01(c) shall have been caused by or resulted from the failure of Parent or Purchaser to perform, in any material respect, any of their material covenants or agreements contained in this Agreement, or the material breach by Parent or Purchaser of any of their material representations or warranties contained in this Agreement in which case Parent may not terminate this Agreement; or

                  (d) at any time prior to the Appointment Time, by Parent if, whether or not permitted to do so, (i) the Board shall have withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal, or (ii) the Company shall have entered into any agreement with respect to any Acquisition Proposal, including a Superior Proposal entered into in accordance with the second sentence of Section 7.05(c) of this Agreement; or

                  (e) at any time prior to the Appointment Time, by the Company, upon approval of the Board, if Purchaser shall have, in breach of the terms of this Agreement, (i) failed to commence the Offer within thirty (30) days following the date of this Agreement, (ii) terminated the Offer without having accepted any Shares for payment thereunder or (iii) failed to accept Shares for payment pursuant to the Offer within ninety (90) days following the commencement of the Offer (PROVIDED, HOWEVER, that the applicable time period specified in clause (iii) of this Section 9.01(e) shall be extended until the earlier to occur of (A) the fifth business day following the public announcement of the expiration or termination of any applicable waiting period under the HSR Act and
(B) December 31, 2002), unless such action or inaction under clauses (i), (ii) or (iii) of this Section 9.01(d) shall have been caused by or resulted from the failure of the Company or any of the Stockholders to perform, in any material respect, any of their respective material covenants or agreements contained in this Agreement or the Stockholder Agreement or any material breach by the Company or the Stockholders of any of their material representations or warranties contained in this Agreement or the Stockholder Agreement, in which case the Company may not terminate this Agreement; or

                  (f) at any time prior to the Effective Time, by Company, in connection with entering into a definitive agreement as permitted by the second sentence of Section 7.05(c), PROVIDED (A) that the relevant Acquisition Proposal is a Superior Proposal, (B) that the Company has complied with all provisions of
Section 7.05, including the notice provisions therein, and (C) that the Company makes simultaneous payment of the Termination Fee.

         The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

         SECTION 9.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except
(a) as set forth in Section 9.03 and Article X hereof and (b) nothing herein shall relieve any party from liability for any breach of a covenant hereof prior to the date of such termination; PROVIDED, HOWEVER, that the Confidentiality Agreement shall survive any termination of this Agreement.

         SECTION 9.03.     FEES AND EXPENSES.

                  (a) Subject to paragraph (b) below, all costs and expenses incurred in connection with this Agreement, the Stockholder Agreements and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                  (b) The Company shall promptly pay, or cause to be paid, to Parent a fee equal to the sum of Four Million Dollars ($4,000,000) plus up to Seven Hundred Fifty Thousand Dollars ($750,000) of the Parent Expenses (the "TERMINATION FEE"), payable in same day funds, if this Agreement is terminated by the Company pursuant to Section 9.01(f) or by the Parent pursuant to Section 9.01(d). In addition, the Company shall pay the Termination Fee if (x) this Agreement is terminated by Parent or the Company, as applicable, pursuant to
Section 9.01(b) or Section 9.01(c) and within nine (9) months of such termination the Company consummates any Acquisition Proposal with any party with whom the Company had solicited, initiated or otherwise encouraged, participated in any discussions or negotiations regarding, or furnished any information with respect to, such Acquisition Proposal during the period beginning on the date hereof and ending on the termination of this Agreement, provided, that no Termination Fee shall be due to Parent solely as a result of the consummation of an equity financing transaction contemplated by Section 7.05(g) in compliance with all of the conditions thereof.

                  (c) Any Termination Fee shall be paid by wire transfer of same day funds to an account designated by Parent within two (2) business days after a demand for payment by Parent following termination of this Agreement, provided that in the event of a termination of the Agreement under Section 9.01(f), the Termination Fee shall be paid as therein provided as a condition to the effectiveness of such termination.

         SECTION 9.04. AMENDMENT. Subject to Section 7.03 hereof, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the Appointment Time, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         SECTION 9.05. WAIVER. Subject to Section 7.03 hereof, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

                                    if to Parent or Purchaser:

                                    Boston Scientific Corporation
                                    One Boston Scientific Place
                                    Natick, MA  01760
                                    Telecopier No: (508) 650-8956
                                    Attention: General Counsel

                                    with a copy to:

                                    Bingham Dana LLP
                                    150 Federal Street
                                    Boston, MA  02110
                                    Telecopier No: (617) 951-8736
                                    Attention:  Johan V. Brigham
                                                Matthew J. Cushing

                                    if to the Company:

                                    BEI Medical Systems Company, Inc.
                                    100 Hollister Road
                                    Teterboro, New Jersey 07608
                                    Telecopier No: (201)727-4998
                                    Attention: President

                                    with a copy to:

                                    Cooley Godward LLP
                                    One Maritime Plaza
                                    20th Floor
                                    San Francisco, CA 94111-3580
                                    Telecopier No: (415) 951-3699
                                    Attention: Christopher A. Westover


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         SECTION 10.02. SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.03. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Stockholder Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in
Section 7.04(b) hereof, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.04. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 hereof (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         SECTION 10.05. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by Delaware Law). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue


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of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

         SECTION 10.07. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

         SECTION 10.08. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               BOSTON SCIENTIFIC CORPORATION

                               By:       /S/ LAWRENCE C. BEST
                                  ----------------------------------------------
                               Name:     Lawrence C. Best
                               Title:    Chief Financial Officer

                               BROADWAY ACQUISITION CORP.

                               By:       /S/ LAWRENCE C. BEST
                                  ----------------------------------------------
                               Name:     Lawrence C. Best
                               Title:    Chief Financial Officer

                               BEI MEDICAL SYSTEMS COMPANY, INC.

                               By:       /S/ RICHARD W. TURNER
                                  ----------------------------------------------
                               Name:     Richard W. Turner
                               Title:    President and Chief Executive Officer


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                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment any Shares tendered pursuant to the Offer, and may extend, terminate or amend the Offer, if (i) immediately prior to the expiration of the Offer the Minimum Condition shall not have been satisfied,
(ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of this Agreement and prior to the expiration of the Offer any of the following conditions shall exist:

                  (a) there shall have been instituted or be pending any Action before any Governmental Authority (i) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for payment of any Shares by Parent, Purchaser or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their subsidiaries of all or any of the business or assets of the Company, Parent or any of their subsidiaries that is material to either Parent and its subsidiaries, taken as a whole, or the Company and the Subsidiaries of the Company, taken as a whole, or to compel the Company, Parent or any of their subsidiaries, as a result of the Transactions, to dispose of or to hold separate all or any portion of the business or assets of the Company, Parent or any of their subsidiaries that is material to Parent and its subsidiaries, taken as a whole, or the Company and the Subsidiaries of the Company, taken as a whole; (iii) seeking to impose or confirm any limitation on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions; or (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares;

                  (b) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any Subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any United States or non-United States legislative body or Governmental Authority with appropriate jurisdiction, other than the routine application of the waiting period provisions of the HSR Act to the Offer, the Stockholder Agreements or the Merger, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                  (c) any Material Adverse Effect shall have occurred and is continuing;

                  (d) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States that materially and adversely affects the ability of Parent to consummate the Transactions for more than five business days after the expiration of the Offer or (ii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States that materially and adversely affects the ability of Purchaser and Parent to consummate the Transactions or, in
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         the case of such calamity existing on the date hereof, a material acceleration or worsening thereof;

                  (e) except as set forth in the two provisos set forth in this paragraph (e), any representation or warranty of the Company in the Agreement shall not be true and correct as if such representation or warranty was made as of any expiration date of the Offer (as may be extended from time to time in accordance with the terms of this Agreement) without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties, except for such failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect; PROVIDED, that the representations and warranties of the Company in Sections 4.01, 4.02, 4.03, 4.04, 4.06, 4.12, 4.14, 4.17, 4.20 and 4.21 shall not, to the extent qualified by materiality or Material Adverse Effect, be true and correct, or to the extent that any such representation or warranty is not so qualified, shall not be true and correct in any material respect as if such representations or warranties were made as of the date of the expiration of the Offer (as may be extended from time to time in accordance with the terms of this Agreement); and PROVIDED, FURTHER, that those representations or warranties that address matters only as of a specific date shall not be true and correct (subject to the applicable materiality standard as set forth above) as of such date;

                  (f) (i) the Company shall have (A) failed to perform, in any material respect, any obligation or to comply, in any material respect, with any agreement or covenant of the Company to be performed or complied with by it under the Agreement, or (B) shall have failed to perform or comply in any respect with its agreement and covenant in
         Section 6.01(f), or (ii) the Stockholders shall have failed to perform, in any material respect, any obligation or to comply, in any material respect, with any agreement or covenant of the Stockholders to be performed or complied with by them under the Stockholder Agreements as a result of such failed performance by the Stockholders, the Purchaser's ability to consummate the Transactions is materially impaired;

                  (g) the Agreement shall have been terminated in accordance with its terms; or

                  (h) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of Shares thereunder; which, in the reasonable judgment of Purchaser in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment.

         The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

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